Exhibit 99.1
LegalZoom Reports First Quarter Financial Results Ahead of Expectations; Raises Full-Year Revenue Outlook

•Revenue of $206.8 million, up 13% year-over-year; reflecting continued growth in higher-value subscriptions and contributions from compliance product enhancements
•Subscription revenue of $130.2 million up 12% year-over-year, driven by growth in differentiated human-in-the-loop service offerings
•Net income of $1.1 million and net income margin of 1%
•Adjusted EBITDA of $36.5 million and Adjusted EBITDA margin of 18%
•Commitment to shareholder returns; completed $43.5 million of share repurchases in the quarter

•Ended the quarter with cash and cash equivalents of $183.2 million, delivered $47.3 million in cash from operating activities and $41.0 million in free cash flow with no debt outstanding as of March 31, 2026

MOUNTAIN VIEW, California – May 6, 2026 – LegalZoom (Nasdaq: LZ), America’s #1 online legal services company, today announced results for its first quarter ended March 31, 2026.

“LegalZoom delivered another strong quarter, clearly illustrating that our strategy is working,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “In an AI-driven world, we win by getting customers to the finish line, combining technology with real human expertise to complete the last mile.”

Noel Watson, LegalZoom’s Chief Operating Officer and Chief Financial Officer, added, “We delivered strong first quarter results, with 13% revenue growth ahead of expectations. Our performance was driven by momentum in higher-value subscriptions and increased seasonal strength in annual report filings from our enhanced compliance offering. Importantly, our core growth drivers continue to build and will scale through the back half of the year, supporting our increased full-year revenue outlook.”

First Quarter 2026 Highlights

•Revenue was $206.8 million for the quarter, up 13% year-over-year.
◦Transaction revenue of $76.6 million increased 15% year-over-year.
◦Subscription revenue of $130.2 million grew 12% year-over-year.
•Net income was $1.1 million for the quarter, or 1% of revenue, compared to $5.1 million, or 3% of revenue, in the same period in 2025.
•Adjusted EBITDA was $36.5 million for the quarter, or 18% of revenue, compared to $37.0 million, or 20% of revenue, in the same period in 2025.
•Non-GAAP net income was $22.1 million for the quarter compared to $23.8 million in the same period in 2025.
•Cash and cash equivalents were $183.2 million as of March 31, 2026 compared to $203.1 million as of December 31, 2025.
•Cash flows provided by operating activities were $47.3 million for the quarter ended March 31, 2026 compared to $50.7 million in the same period in 2025.
•Free cash flow was $41.0 million for the quarter ended March 31, 2026 compared to $41.3 million in the same period in 2025.
•Basic and diluted net income per share was $0.01 for the quarter compared to a basic and diluted net income per share of $0.03 for the same period in 2025. Basic and diluted Non-GAAP net income per share was $0.13 and $0.12, respectively, for the quarter in 2026 compared to basic and diluted Non-GAAP net income per share of $0.13 for the same period in 2025.

Key Business Metrics and Non-GAAP Financial Measures
(Unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended March 31,		% Growth
			(Decline)
	2026	2025	YOY
Total revenue	$206,781	$183,110	13%
Transaction revenue	$76,623	$66,853	15%
Subscription revenue	$130,158	$116,257	12%
Gross profit	$132,253	$116,550	13%
Gross margin	64%	64%	—%
Net Income	$1,104	$5,127	(78)%
Net income margin	1%	3%	(67)%
Net Income per share — basic:	$0.01	$0.03
Net Income per share — diluted:	$0.01	$0.03
Net cash provided by operating activities	$47,282	$50,703	(7)%
Non-GAAP Financial Measures
Non GAAP net income	$22,070	$23,822	(7)%
Non GAAP net income per share — basic:	$0.13	$0.13
Non GAAP net income per share — diluted:	$0.12	$0.13
Adjusted EBITDA	$36,462	$37,012	(1)%
Adjusted EBITDA margin	18%	20%	(10)%
Free cash flow	$40,974	$41,325	(1)%
Key Business Metrics
Transaction units	375	341	10%
Business formations	142	131	8%
Average order value (AOV)	$205	$196	5%
Subscription units at period end	1,920	1,924	—%
Average revenue per subscription unit (ARPU) at period end	$263	$252	4%
Certain percentages may not recalculate due to rounding.
Financial Guidance and Outlook
LegalZoom is increasing its revenue outlook and maintaining its Adjusted EBITDA outlook for the full year ending December 31, 2026 as follows:
•Revenue is expected to be in the range of $810 million to $830 million, or 8% year-over-year growth at the midpoint. This compares to the Company’s previous revenue outlook in the range of $805 million to $825 million. LegalZoom’s outlook reflects the continued scaling of our higher-value growth initiatives and ongoing momentum from our partner channel through the remainder of the year.
•Adjusted EBITDA is expected to be in the range of $190 million to $200 million, or 13% year-over-year growth at the midpoint, reflecting improved gross margin, disciplined cost management and AI-driven efficiencies realized in the back-half of the year.

For the second quarter ending June 30, 2026 LegalZoom expects:
•Revenue in the range of $203 million to $207 million, or 6% year-over-year growth at the midpoint. Relative to the first quarter, this growth rate reflects a full lapping of the Formation Nation acquisition as well as a reduced volume of annual reports filings due to seasonality.
•Adjusted EBITDA in the range of $40 million to $42 million, a 5% year-over-year increase at the midpoint.

Webcast and Conference Call Information
A webcast and conference call to discuss first quarter 2026 results is scheduled for today, May 6, 2026, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and any factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2026, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net income adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.
We define Non-GAAP net income as net income adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income margin as net loss as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.

We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Guidance and Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys—whether through our vast independent attorney network or the LegalZoom-owned law firm—we offer the tools and guidance people need to confidently manage everything from business formation and compliance to estate planning and ongoing legal support.
With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$183,152	$203,100
Accounts receivable, net of allowance	24,573	20,589
Prepaid expenses and other current assets	20,551	18,234
Total current assets	228,276	241,923
Property and equipment, net	55,589	58,045
Goodwill	140,705	140,705
Intangible assets, net	16,542	18,152
Operating lease right-of-use assets	14,199	13,414
Deferred income taxes	29,446	31,884
Other assets	7,101	7,399
Total assets	$491,858	$511,522
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$38,126	$27,167
Accrued expenses and other current liabilities	57,373	83,361
Deferred revenue	223,242	203,653
Operating lease liability	4,743	4,338
Total current liabilities	323,484	318,519
Operating lease liability, non-current	10,479	10,025
Deferred revenue	260	277
Other liabilities	10,727	10,819
Total liabilities	344,950	339,640
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at March 31, 2026 and December 31, 2025, none issued or outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 173,402 shares and 177,624 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	175	179
Additional paid-in capital	1,323,587	1,305,936
Accumulated deficit	(1,177,128)	(1,134,414)
Accumulated other comprehensive (loss) income	274	181
Total stockholders’ equity	146,908	171,882
Total liabilities and stockholders’ equity	$491,858	$511,522

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$206,781	$183,110
Cost of revenue	74,528	66,560
Gross profit	132,253	116,550
Operating expenses:
Sales and marketing	78,668	61,378
Technology and development	19,605	21,322
General and administrative	31,216	39,221
Gain on sale of assets held for sale	—	(14,337)
Total operating expenses	129,489	107,584
Income from operations	2,764	8,966
Interest expense	(676)	(182)
Interest income	1,648	1,483
Other income, net	81	347
Income before income taxes	3,817	10,614
Provision for income taxes	2,713	5,487
Net income	$1,104	$5,127
Net income attributable to common stockholders—basic and diluted
Net income per share — basic:	$0.01	$0.03
Net income per share — diluted:	$0.01	$0.03
Weighted-average shares used to compute net income per share — basic:	174,866	176,829
Weighted-average shares used to compute net income per share — diluted:	177,013	180,616

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$1,104	$5,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,137	10,406
Amortization of debt issuance costs	47	56
Amortization of right-of-use assets	968	618
Stock-based compensation	21,314	29,756
Gain on sale of assets held for sale	—	(14,337)
Change in fair value of other equity security	—	(302)
Loss on disposal of property and equipment	—	99
Deferred income taxes	2,438	1,996
Change in fair value of other equity security	—	(302)
Unrealized foreign exchange loss	143	76
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	(3,984)	(9,148)
Prepaid expenses and other current assets	(2,348)	(2,238)
Other assets	412	204
Accounts payable	11,248	5,329
Accrued expenses and other liabilities	(13,882)	(3,247)
Operating lease liabilities	(896)	(536)
Income tax payable	7	6
Deferred revenue	19,574	26,838
Net cash provided by operating activities	47,282	50,703
Cash flows from investing activities
Acquisition, net of cash acquired	—	(48,123)
Purchase of property and equipment	(6,308)	(9,378)
Proceeds from sale of assets held for sale	—	37,051
Net cash used in investing activities	(6,308)	(20,450)
Cash flows from financing activities
Repayment of capital lease obligations	—	(2)
Payment of deferred consideration from business acquisition	(12,514)	—
Repurchase of common stock	(43,467)	—
Shares surrendered for settlement of minimum statutory tax withholding	(4,887)	(5,942)
Proceeds from issuance of stock under employee stock plans	16	43,548
Net cash (used in) provided by financing activities	(60,852)	37,604
Effect of exchange rate changes on cash and cash equivalents	(70)	52
Net (decrease) increase in cash and cash equivalents	(19,948)	67,909
Cash and cash equivalents, at beginning of the period	203,100	142,064
Cash and cash equivalents, at end of the period	$183,152	$209,973
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2026	2025
	(in thousands, except percentages)
Reconciliation of net income to Adjusted EBITDA
Net income	$1,104	$5,127
Interest expense	676	182
Interest income	(1,648)	(1,483)
Provision for income taxes	2,713	5,487
Depreciation and amortization	11,137	10,406
Other income, net	(81)	(347)
Stock-based compensation	21,314	29,756
Transaction-related expenses(1)	604	1,543
Gain on sale of assets held for sale	—	(14,337)
Restructuring costs(2)	643	678
Adjusted EBITDA	$36,462	$37,012
Net income margin	1%	3%
Adjusted EBITDA margin	18%	20%
(1)     For 2025, transaction-related expenses are primarily related to our acquisition of Formation Nation. For 2026, transaction-related expenses are related to the evaluation and pursuit of strategic transactions.
(2)    For 2026 and 2025, restructuring costs are related to the reduction of our U.S. headcount.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share amounts)
Reconciliation of net income to Non-GAAP net income
Net income	$1,104	$5,127
Amortization of acquired intangible assets	1,610	1,647
Stock-based compensation	21,314	29,756
Transaction-related expenses(1)	604	1,543
Restructuring costs(2)	643	678
Gain on sale of assets held for sale	—	(14,337)
Income tax effects(3)	(3,205)	(592)
Non-GAAP net income	22,070	23,822
Net income margin	1%	3%
Non-GAAP net income margin	11%	13%
Net income per share — basic	$0.01	$0.03
Net income per share — diluted	$0.01	$0.03
Non-GAAP net income per share — basic	$0.13	$0.13
Non-GAAP net income per share — diluted	$0.12	$0.13
Weighted-average shares used to compute net income per share — basic	174,866	176,829
Weighted-average shares used to compute net income per share — diluted	177,013	180,616
Weighted-average shares used to compute Non-GAAP net income per share — basic	174,866	176,829
Weighted-average shares used to compute Non-GAAP net income per share — diluted	177,013	180,616
(1)For 2025, transaction-related expenses are primarily related to our acquisition of Formation Nation. For 2026, transaction-related expenses are related to the evaluation and pursuit of strategic transactions.
(2)For 2026 and 2025, restructuring costs are related to the reduction of our U.S. headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$22,070	$23,822
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net income per share — basic:	174,866	176,829
Effect of potentially dilutive securities:
Options to purchase common stock	36	60
RSUs and PSUs	2,111	3,713
Employee stock purchase plan	—	14
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	177,013	180,616
Non-GAAP net income per share — basic	$0.13	$0.13
Non-GAAP net income per share — diluted	$0.12	$0.13
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	47,282	50,703
Purchase of property and equipment	(6,308)	(9,378)
Free cash flow	$40,974	$41,325